Cyan Mallard Creek, Charlotte, NC INVESTOR PRESENTATION September 2022

1 Table of Contents Overview and Performance 2 – 3 Recent Operating Metrics and 2022 Guidance 4 – 6 Our Competitive Advantage 7 – 11 Our Strategic Investment Opportunities 12 – 19 Capitalization and Leverage 20 – 22 Our Path to Long-Term Growth 23 Appendix Track Record of Value Creation 25 Market Statistics 26 Merger with STAR 27 Value Add Summary 28 Market Profiles 29 – 43 Demographic Profile 44 End Notes 45 – 46 Definitions and Non-GAAP Financial Measure Reconciliations 47 – 49 Forward-Looking Statement 50

2 IRT Overview OWN AND OPERATE Sunbelt Exposure 69% of NOI 120 Communities (2) 35,594 Units (2) 12.6% Same Store Blended Lease Over Lease Rent Growth YTD PORTFOLIO SUMMARY (1) 1H22 COMBINED SAME STORE HIGHLIGHTS • NOI growth: 15.3% (5) • Avg effective rent: +11.2% Y-o-Y(6) • Avg occupancy: 95.4% (6) UPSIDE FROM VALUE ADD • ~20,000 Unit Value Add Renovation Pipeline • Projects to date have generated a 21.7% unlevered return on investment (7) and an avg rental increase of 24.1% IRT EQUITY MARKET CAPITALIZATION OF ~$4.7 BILLION (4) Independence Realty Trust (IRT) Communities Average community age (2) 22 years $6.2B In gross assets FL GAALTX CO OK IL IN OH KY TN SC NC VA PA IRT Corporate Offices (3) 2022 GUIDANCE • Targeting 13.75% combined same store NOI growth (up from 12.5%) and 27% Core FFO per share growth (up from 25%) at the midpoint of our guided range (8) All notations throughout this presentation appear as “End Notes” on pages 45-46.

3 Source: Company reports; coastal peer group includes AVB, EQR, ESS, and UDR; non-gateway peer group includes CPT, CSR, MAA, and NXRT. Same store NOI growth and CFFO per share metrics are based on the definitions used by the peer group companies and may not be comparable. IRT is Delivering Industry Leading Operating Performance Relative to peers in non-gateway and coastal markets, IRT outpaced industry growth over the past few years and momentum is expected to continue due to our attractive location in sunbelt markets, as well as our investments in value add renovations and new development initiatives Graph to be linked to excel file IRT Non-Gateway Coastal Peer Group 85 90 95 100 105 110 115 120 125 130 135 2019 2020 2021 2022 Guidance (Mid-Point) Same Store NOI Growth CFFO per Share Growth IRT Non-Gateway Coastal Peer Group 85 90 95 100 105 110 115 120 125 130 135 140 145 2019 2020 2021 2022 Guidance (Mid-Point)

4 Recent Operating Metrics and 2022 Guidance Reserve at Creekside Chattanooga, TN

5 14.5% 17.2% 16.2% 15.4% 16.5% 26.7% 24.2% 19.2% 21.1% 20.4% 6.3% 10.3% 13.3% 11.9% 14.7% Q3 21 Q4 21 Q1 22 Q2 22 3Q22 to date Blended New Renewal 11.5% 13.2% 12.0% 12.0% 13.4% 19.1% 16.8% 14.8% 16.3% 17.3% 6.1% 10.0% 9.5% 9.1% 11.6% 0% 5% 10% 15% 20% 25% 30% Q3 21 Q4 21 Q1 22 Q2 22 3Q22 to date Blended New Renewal Strong Performance Across Key Operating Metrics Same Store Excluding Value Add All notations throughout this presentation appear as “End Notes” on pages 45-46. Same Store Total (2)Same Store Value Add 96.7% 96.3% 95.5% 95.8% 94.8% 80% 85% 90% 95% 100% Q3 21 Q4 21 Q1 22 Q2 22 3Q22 to date 95.5% 94.9% 94.2% 94.4% 92.2% Q3 21 Q4 21 Q1 22 Q2 22 3Q22 to date 96.5% 96.0% 95.4% 95.5% 94.4% Q3 21 Q4 21 Q1 22 Q2 22 3Q22 to date O c c u p a n c y L e a s e o v e r L e a s e R e n t G ro w th (1) 12.1% 14.0% 12.8% 12.7% 14.0% 20.6% 18.5% 15.7% 17.2% 17.7% 6.1% 10.1% 10.2% 9.7% 12.2% Q3 21 Q4 21 Q1 22 Q2 22 3Q22 to date Blended New Renewal

Full Year 2022 Guidance

- Double-digit NOI growth in 2022e, to be supported by an increase in average rent growth
- Merger synergies and technological efficiencies will help offset inflationary pressures on operating expenses
- Robust investment pipeline for value add renovations and ground up development poised to fuel future growth

2022 Full Year EPS and CFFO Guidance [1][2]

	Low	High
Earnings per share	$0.48	$0.50
Adjustments:		
Depreciation and amortization [3]	1.09	1.09
Gain on sale of real estate assets [4]	(0.51)	(0.51)
CORE FFO per share	$1.06	$1.08

CORE FFO

($s in millions)



$55.7
$65.1
$68.5
$75.9
$92.0
$244
2017
2018
2019
2020
2021
2022e Guidance

Key Operating Assumptions

Same Store Communities	2022 Outlook [5]
Number of communities/units	113 communities/33,804 units
Property revenue growth	10.7% to 11.1%
Controllable operating expense growth	4.2% to 5.2%
Real estate tax and insurance expense growth	8.6% to 9.2%
Total operating expense growth	5.9% to 6.7%
Property NOI growth	13.25% to 14.25%
Corporate Expenses	
General & administrative expenses and Property management expenses	$50.0 to $51.0 million
Interest expense [6]	$98.0 to $100.0 million
Transaction/Investment Volume [7]	
Acquisition volume	$25 to $250 million
Disposition volume	$157 to $400 million
Capital Expenditures	
Recurring	$18.5 to $21.5 million
Value add & non-recurring	$42.5 to $47.5 million
Development	$65.0 to $75.0 million

All notations throughout this presentation appear as "End Notes" on pages 45-46.

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INDEPENDENCE REALTY TRUST

7 Our Competitive Advantage PeakView by Horseshoe Lake Loveland, CO

8 Top 10 Markets Our Portfolio is Focused On the High Growth Sunbelt Region PORTFOLIO SUMMARY Sources: IRT filings as of 6/30/2022, CoStar, Kinder Institute. Note: IRT excludes three development assets. Sunbelt markets defined as AL, FL, GA, NC, OK, SC, TN and TX. Geographic Distribution Combined company includes 120 communities across resilient, high growth markets r i i tri ti Independence Realty Trust Communities  Expand IRT’s presence in high-growth metros including Charlotte, Tampa and Dallas with new exposure to Denver and Nashville  Sunbelt region has exhibited strong fundamentals with favorable population migration trends due to a lower cost of living, better tax policy and growing economic opportunity (2) Average community age (2) 22 years 130 Communities 37,828Units $6.2B In gross assets TBU Desktop FL GAALTX CO OK IL IN OH KY TN SC NC VA Sunbelt Exposure Communities 79 Units 24,529 % of NOI 69% (1) Market Units % Unit % NOI Atlanta 5,180 15% 15% Dallas 4,007 11% 12% Denver 2,292 6% 8% Columbus 2,510 7% 6% 2,256 7% 6% Indianapolis 5% 5%Raleigh-Durham 1,690 6% 5%Oklahoma City 2,147 6% 5% Houston 1,932 5% 4% Memphis 1,383 4% 4% Total 25,833 73% 71% Louisville 2,436 (3) All notations throughout this presentation appear as “End Notes” on pages 45-46. % NOI Growth 12% 17% 16% 23% 17% 15% 8% 16% 8% 11% % NOI Growth represents 6M 2022 vs. 6M 2021

9 IRT's Markets Have Strong Fundamentals IRT’s markets outperform the national average and gateway markets in two key demand drivers of multifamily asset performance: population and employment growth Outsized Population Growth Employment Change vs. 2019 National Average 20’ vs. 19’ 21’ vs. 19’ 22’E vs. 19’ 20’ vs. 19’ 21’ vs. 19’ 22’E vs. 19’ Source: CoStar 2022 Q2 data release -6.01% -1.93% 1.05% -9.84% -4.37% 0.59% -4.11% -0.31% 3.36% (1) (2) 0.28% 0.39% 0.68% -0.54% -1.94% -1.17% 0.84% 1.49% 2.29%

Well-Positioned in Affordable, Highly Defensive Middle Market Communities


A
B
C

- Higher income residents move down in a recession
- Renters move down to Class B as rent increases outstrip income growth

- Capture households moving down in a recession
- Capture seniors who sell homes to fund retirement
- Capture individuals/families moving up with career progression

- Lower income residents move up as income grows

Class B Positioning:

- Most opportunity to consistently increase rents
- Less exposure to homeownership
- Less likely to be impacted from new construction

Sample Resident Demographic:

- Value driven
- Middle income category
- Renters by necessity

Residents Require Accommodations That Are:

- Affordable
- Well maintained, spacious, comfortable, clean and modern
- Equipped with state-of-the-art amenities
- Conveniently located

Multifamily exposure is a natural inflation hedge due to our ability to reset rents annually. Our portfolio of 75% Class B communities is highly defensive during recessionary periods.

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INDEPENDENCE REALTY TRUST

11 Attractive Portfolio Has Led to a Stable Cash Flow Profile Source: Costar Q2 2022 Data Release All notations throughout this presentation appear as “End Notes” on pages 45 -46. Annual Change in Effective Rent (IRT Markets vs. the National Average, Gateway Markets and Selected Asset Class Segments) Supply and Demand fundamentals in IRT’s markets have resulted in a more stable rent profile through multiple economic cycles, as compared to gateway markets and Class A properties. (1) Supply and Demand fundamentals in IRT’s markets have resulted in a more stable rent profile through multiple economic cycles, as compared to Gateway Markets and Class A communities (National Avg) (National Avg) (2)

12 Our Strategic Investment Opportunities The Views of Music City Nashville, TN

Driving Accretive Growth with Multiple Investment Levers

	Value Add Renovations	Acquisitions / Capital Recycling	Preferred Equity Investments and Joint Ventures
Investment Overview	Renovate existing communities/units where there is the potential for outsized rent growth	Expand presence in markets where we see attractive long-term fundamentals while exiting lower growth markets	Invest in multifamily development by providing capital to third-party developers, while building a pipeline for future acquisitions through purchase options
Market Opportunity	Identified renovations at ~12,000 former STAR units and ~8,000 IRT units; foresee several years of redevelopment, generating a comparable 20% historical return on interior costs	Acquire properties in existing core markets that have favorable real estate and economic fundamentals	Participate in new development, specifically in the southeast and broader sunbelt region when shovel ready
Target Returns	20%+ Unlevered ROI, unlocking additional NOI compared to unrenovated units	Acquire properties in our target markets using proceeds from dispositions at breakeven or accretive returns	15-20% Unlevered IRR, with the option to purchase at attractive cap rates between 5-5.5%

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INDEPENDENCE REALTY TRUST

14 Improved Long-Term Growth Profile through Value Add Program  ~12,000 former STAR units and ~8,000 IRT units identified for value add renovations  Expect to implement IRT’s value add platform at former STAR units and drive outsized rental growth  IRT’s historical projects have generated a 21.7% return on investment across approximately 4,200 units, resulting in over $208 million of incremental value creation (1) Sizeable ~20,000 unit value add pipeline providing over $900 million of incremental shareholder value Value Add Pipeline (2) (4) (3) (5) ($ in millions) In-Place Program Future Pipeline Total Units to Renovate 9,633 3,224 12,857 12,000 Units Renovated-to-Date (4,310) - (4,310) - Remaining Units to Renovate 5,323 3,224 8,547 12,000 Remaining Renovation Costs (3) $67 - $72 $40 - $44 $107 - $115 $150 - $162 Incremental NOI (4) $14 - $16 $8 - $9 $23 - $25 $33 - $35 Incremental Value Creation (5) $254 - $275 $154 - $166 $408- $441 $573 - $619 Combined Company 24,857 (4,310) 20,547 $257 - $277 $56 - $60 $982 - $1060 All notations throughout this presentation appear as “End Notes” on pages 45-46.

Continue to Invest in Our Long-Standing Value Add Program

Year to date 2022, value add renovations have generated a 33.5% ROI

Units to Be Renovated*	Total Units
1Q22	143
2Q22	195
3Q22e	525
4Q22e	675
FY22e	1,538

*3Q22-4Q22 & FY22 units to be renovated are estimates

Pipeline of ~20,000 value add units which includes ~12,000 former STAR units

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INDEPENDENCE REALTY TRUST

Engaging in Attractive Investment Opportunities with Our Joint Venture Development Program

Focused on joint ventures in new multifamily development in core non-gateway markets

Views of Music City I & II / The Crocket Nashville, TN	• Invested in a joint venture developing three communities totaling 504 homes in September 2021 • Exercised our purchase option and acquired the first of those communities, Views of Music City I (96 units), in April 2022 for $25.4 million, effectively acquiring the property at a 5.47% economic cap rate, after considering our development profit • The Crocket (fka The Jackson), a 199-unit property, is the next to be completed with an estimated delivery of Q4 2022
Metropolis at Innsbrook Richmond, VA	• Invested in a joint venture developing a 402-unit community in June 2021 • Project is expected to be completed in Q2 2023, with the right to purchase upon completion; IRT's total investment is $16.8 million • Entered a new market with strong fundamentals
Virtuoso Huntsville, AL	• Two-phase horizontal multifamily development with 400 purpose-built rentals, all within one community • Phase 1 consists of 178 homes and is currently operating while Phase 2, consisting of 222 homes, is expected to be completed and acquired by the joint venture during Q4 2022; IRT's total investment is expected to total $37.1 million • Ideally positioned in Huntsville market with easy access to major retail and proximity to the Cummings Research Park
Lakeline Station Austin, TX	• Invested in a joint venture developing a 378-unit community in June 2022 • Project is expected to be completed in Q2 2024, with the right to purchase upon completion; IRT's investment is expected to total $29.7 million • Expanded our presence in this high-growth market with favorable demographics

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INDEPENDENCE REALTY TRUST

17 Accelerating Our Efforts in Technology Our Focus Our Goals A More Favorable Resident Experience Higher Revenue and Lower Operating Expenses Greater Profitability and Margin Expansion Improved Sustainability and Social Responsibility More Engaged and Productive Staff Automation & Big Data IRT is investing in technology which will create additional efficiencies and allow our staff to focus on their most important tasks and functions. • This includes implementing smart workflows that mirror real world processes, providing customized, prioritized, task-driven dashboards, and replacing human controls with system controls wherever possible. • Furthermore, continued consolidation of data within a single data warehouse coupled with machine learning is likely to lead to a reduction of bad debt, increased visibility of emerging market trends, and on-going optimization of operational and marketing spend. Marketing & Leasing IRT is focused on further enhancing its leasing efforts by improving the quality and availability of its online capabilities while eliminating traditional barriers to leasing. • SMS texting, virtual tours and an improved online application process promote higher conversions. • IRT continues to drive increased traffic and conversions by leveraging advanced analytics, shifting away from traditional ILSs towards robust social and online channels, and integrating personalized, targeted marketing. Operations, Maintenance & Resident Experience IRT is proactively using technology to create operational efficiencies and meet the needs of existing and potential residents. • The company has implemented and continues to evaluate more effective ways of automating renovations, purchasing, work orders, and unit inspections in order to facilitate faster execution and increase resident satisfaction. • IRT looks to increase the utilization of mobile devices, install smart home technology, and centralize core functions as ways to further optimize processes, reduce operating expenses and support more environmentally-friendly communities.

18 Focusing on Our ESG Initiatives We believe that operating multifamily real estate can be conducted with a conscious regard for the environment and wider society Preparing our first Sustainability Report and expect to publish it later this year Find out more on the Sustainability page of IRT’s Investor Relations website at http://investors.irtliving.com. Diversity and Inclusion Committee formed to ensure a culture of understanding and respect as representation across gender, race, age and sexual orientation are all important factors to our success Sustainability Committee’s efforts protect and create a positive impact on the environment, specifically water conservation, energy management, reduced consumption, waste management, car chargers Charitable and Philanthropic Initiatives with participation in organizations fighting against poverty and homelessness Our Board’s Guidelines reflect a strong commitment to the strength and success of the Company; Promote Shareholder Engagement Provide a Residence Proud to Call Home, regardless of the environment outside their door with enhanced amenities, a robust maintenance program and resident & community events

19 Examples of IRT’s ESG Initiatives IRTree Program IRT has partnered with One Tree Planted to plant one tree for every new resident that joins the IRT family. The reforestation projects are located in Florida and Appalachia. ➢ IRT sponsored the planting of 21,000 trees through our partner, One Tree Planted since inception of this program in April 2020. ➢ IRT’s ultimate goal is to reduce its carbon footprint while maximizing value and experience for all stakeholders. Shelters to Shutters A national organization that partners with real estate management companies, like IRT to transition individuals and families out of homelessness and into economic self- sufficiency by providing full time employment, housing and career training opportunities in partnership with the real estate industry. ➢ IRT has offered discounted housing and full-time employment to situationally homeless individuals and their families. ➢ IRT was named Shelters to Shutters Industry Partner of the Year in 2020.

20 Capitalization and Leverage Millenia 700 Orlando, FL

21 65.0% 35.0% Maintain a Simple Capital Structure $7.3bn Common Equity Debt  The combined company maintains a simple capital structure consisting of secured and unsecured debt  Maintain conservative financial and credit policies and expect to further delever the balance sheet through organic NOI & EBITDA growth and excess cash flows.  Focus on transitioning to a predominantly unsecured capital structure  95% of debt is fixed rate (or hedged), further de-risking the balance sheet  Minimal near-term maturities with a focus on improving our leverage profile and achieving an investment grade rating Total Capitalization (1)Balance Sheet Highlights Debt Maturity Schedule (2) $7 $11 $108 $172 $374 $1,831 2022 2023 2024 2025 2026 2027+ Unsecured Secured % of total 0% 0% 15% 7% 23% 54% ($ in millions) All notations throughout this presentation appear as “End Notes” on pages 45-46.

22 Leverage: Where We Are and Where We Are Going We are focused on continuing to improve the combined company’s leverage profile 7.4x Low-7’s Mid-6’s Progressing Towards Our Mid-Term Target of Mid-6’s through the Following Drivers:  Organic NOI growth from stabilized portfolio consistent with long-term historical growth rates  Completion of value add renovations consistent with historical track record Net Debt to Adjusted EBITDA Q2 2022 Q4 2022e ~Q4 2023e

23 Compelling Investment Opportunity With a Path to Long-Term Growth The Residences on McGinnis Ferry Suwanee, GA Leading Multifamily REIT, Well-Positioned in Class B Communities, Focused on the High-Growth U.S. Sunbelt Region with a Stable Cash Flow Profile Strong Long-Term Growth Profile Supported by a 20,000 Unit Value Add Pipeline, New Development Initiatives and Several New Development Joint Ventures Investing in Technology to Enhance Our Resident Experience & Create Operational Efficiencies and Focusing on Our ESG Initiatives in Support of Our People & Communities Continuing to Improve Leverage Through Organic Growth and Reinvestment of Excess Cash Flow Bridge Pointe Huntsville, AL Canyon Resort at Great Hills Austin, TX Vesta City Park Charlotte, NC

Appendix & Definitions Canyon Resort at Great Hills, Austin, TX

25 -10% 10% 31% 94% -12% 13% 47% 170% -11% 42% 75% 177% -3% 57% 141% 312% -50% 0% 50% 100% 150% 200% 250% 300% 350% RMS Multifamily Index S&P 500 IRT Source: S&P Global, FactSet. Market data as of August 31, 2022. Note: Represents compound total return, with dividends reinvested. Track Record of Value Creation IRT has a proven track record of outperforming its peers and the broader market 1-Year 3-Year 5-Year Since IPO (1) All notations throughout this presentation appear as “End Notes” on pages 45-46.

26 Assets Demonstrate Attractive Apartment Industry Dynamics Low Homeownership Limited New Supply ◼ The national Class B vacancy rate remains resilient to supply and demand shocks with 2022 projected spreads in vacancy rates between Class A & B, with Class B at 5.0% and Class A at 7.5% o The majority of new supply remains concentrated in gateway markets, and competes with existing Class A communities for renters by choice compared to renters by necessity in Class B communities Homeownership Data Source: U.S Census Bureau as of Q2 2022. New Completions (Supply) Data Source: CoStar Q2 2022 Data Release. The Favorable Fundamentals of Our Markets Drive Demand for Our Assets ◼ Growth in households increases the pool of renters, even more so during periods of reduced homeownership o The homeownership rate was 65.8% in Q2 2022 down from an uptick in Q3 2020 to 67.7% and the 69.2% in Q4 2004 (the peak) ◼ Homeownership affordability remains challenging for many households, especially first-time buyers. Lack of for-sale housing inventory, and rising mortgage rates continue to make homeownership unattainable or unattractive to many households. 60.0% 61.0% 62.0% 63.0% 64.0% 65.0% 66.0% 67.0% 68.0% 69.0% 70.0% 0 250 500 750 1,000 1,250 1,500 1,750 2,000 2,250 19 81 19 83 19 85 19 87 19 89 19 91 19 93 19 95 19 97 19 99 20 01 20 03 20 05 20 07 20 09 20 11 20 13 20 15 20 17 20 19 20 21 H o m eo w n er sh ip R at e U n it s Co m p le te d Single Family Multifamily Homeownership Rate 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 0 25,000 50,000 75,000 100,000 125,000 150,000 175,000 200,000 225,000 250,000 275,000 300,000 325,000 350,000 375,000 400,000 425,000 450,000 475,000 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 20 17 20 18 20 19 20 20 20 21 20 22 20 23 V ac an cy R at e (% ) Co m p le ti o n s (U n it s) Completions Projected Completions Class A Vacancy Class BC Vacancy

A Compelling Transaction: Merger of IRT and Steadfast Apartment REIT

Joining Together Two High-Quality Portfolios

On December 16, 2021, IRT and STAR merged, creating a best-in-class platform with further value add redevelopment opportunities and notable economies of scale in markets where we expect to benefit from strong growth fundamentals

Complementary Portfolios with Benefits of Size and Scale

Own & operate over 35,000 units across 120 communities in attractive, non-gateway markets, increasing our size and economies of scale

Synergies and Strengthened Operating Platform

Create a more competitive operating platform through the integration of best practices with annual gross synergies of ~$31 million

Creation of ~$8bn Multifamily REIT Focused on Non-Gateway Markets

Immediately accretive to Core FFO per share and creates an attractive portfolio to support IRT's sector leading NOI growth

Expanded Presence Across High Growth U.S. Sunbelt Region

Benefit from positive trends such as above average population and employment growth, as well as new household formation

Improved Long-Term Growth Profile Through Value Add Program

Establish a pipeline for future redevelopment with the ability to achieve outsized rent growth and generate unlevered ROI of ~20%

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INDEPENDENCE REALTY TRUST

IRT Value Add Summary
Project Life to Date as of June 30, 2022

Property	Market	Percentage Complete	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (1)	% Rent Increase	Renovation Costs per Unit (2)			ROI - Interior Costs(3)	ROI - Total Costs (4)
								Interior	Exterior	Total		
Ongoing												
The Commons at Canal Winchester	Columbus, OH	82.6%	264	218	203	216	24.6%	10,563	402	10,965	24.5%	23.7%
Stonebridge Crossing	Memphis, TN	82.2%	500	411	402	156	18.4%	10,153	1,131	11,285	18.7%	16.6%
Vantage at Hillsborough	Tampa-St. Petersburg, FL	80.5%	348	280	272	206	17.7%	13,958	2,155	16,113	18.6%	15.4%
Avalon Oaks	Columbus, OH	75.7%	235	178	173	305	32.4%	11,298	1,021	12,319	33.7%	29.7%
Lucerne	Tampa-St. Petersburg, FL	73.9%	276	204	201	258	23.3%	13,278	634	13,912	24.5%	22.2%
Waterford Landing	Atlanta, GA	70.4%	260	183	177	239	33.2%	8,621	685	9,306	33.1%	30.8%
North Park	Atlanta, GA	67.0%	224	150	145	218	33.0%	7,938	268	8,206	32.8%	31.9%
Rocky Creek	Tampa-St. Petersburg, FL	52.7%	264	139	138	415	39.5%	12,583	960	13,543	41.8%	36.7%
Walnut Hill	Memphis, TN	44.2%	362	160	156	481	43.5%	13,268	807	14,074	50.9%	31.0%
Thornhill	Raleigh-Durham, NC	40.6%	318	129	125	201	16.8%	14,393	1,046	15,439	18.8%	15.7%
Collier Park	Columbus, OH	9.5%	232	22	20	338	33.6%	12,079	660	12,739	38.5%	31.8%
Bayview Club	Indianapolis, IN	5.9%	236	14	13	297	28.8%	12,390	805	13,195	39.5%	27.0%
Augusta	Oklahoma City, OH	3.0%	197	6	14	223	19.2%	13,937	805	14,742	23.2%	18.2%
Total/Weighted Average		56.4%	3,716	2,094	2,039	$251	26.1%	$11,538	$986	$12,524	27.9%	24.1%
Future 2022 Projects (5)												
Invitational	Oklahoma City, OH	-	344	-	-	-	-	-	-	-	-	-
Fox Trails	Dallas, TX	-	286	-	-	-	-	-	-	-	-	-
Hilliard Grand	Columbus, OH	-	314	-	-	-	-	-	-	-	-	-
Canyon Resort	Austin, TX	-	256	-	-	-	-	-	-	-	-	-
The Pointe at Vista Ridge	Dallas, TX	-	300	-	-	-	-	-	-	-	-	-
Landings of Brentwood	Nashville, TN	-	724	-	-	-	-	-	-	-	-	-
Jefferson at the Perimeter	Atlanta, GA	-	504	-	-	-	-	-	-	-	-	-
Park Valley	Atlanta, GA	-	496	-	-	-	-	-	-	-	-	-
Total/Weighted Average		-	3,224	-	-	-	-	-	-	-	-	-
Completed (6)												
The Village at Auburn	Raleigh-Durham, NC	99.1%	328	325	309	184	15.3%	14,462	2,108	16,571	15.3%	13.3%
Jamestown	Louisville, KY	97.3%	296	288	284	279	21.4%	15,612	5,161	20,773	21.6%	16.1%
Oxmoor	Louisville, KY	91.4%	432	395	389	180	14.1%	15,324	127	15,450	14.1%	14.0%
Pointe at Canyon Ridge	Atlanta, GA	90.5%	494	447	435	176	23.3%	9,041	1,773	10,815	23.0%	19.5%
Arbors River Oaks	Memphis, TN	88.5%	191	169	166	263	28.5%	11,083	561	11,643	28.8%	27.1%
Schirm Farms	Columbus, OH	88.3%	264	233	226	101	15.5%	7,798	613	8,411	15.5%	14.4%
Brunswick Point	Myrtle Beach, SC - Wilmington, NC	87.5%	288	252	246	65	11.0%	7,102	56	7,158	10.9%	10.9%
Total/Weighted Average		92.0%	2,293	2,109	2,055	$178	18.2%	$11,750	$1,549	$13,299	18.1%	16.0%
Grand Total/Weighted Average			9,233	4,203	4,094	$234	24.1%	$11,644	$1,269	$12,913	24.8%	21.7%
Sold/Held for Sale Properties (7)			1,212	807	793	$152	17.9%	$10,213	$2,612	$12,825	19.1%	14.3%

All notations throughout this presentation appear as "End Notes" on pages 45-46.

Independence Realty Trust

28

29 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • Communities located within 5 min. of major highways • Communities located in top school districts • Benefiting from suburban sprawl, well-positioned in MSA with growing ancillary job markets • Major company presence in Atlanta include: Our Markets | Atlanta (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI Atlanta represents 15.7% of IRT’s NOI, portfolio-wide (3) Pointe at Canyon Ridge Sandy Springs, GA Waterstone at Big Creek Alpharetta, GA 20222021 2020 3.17% 5.00% 2.62% 2020 2021 2022 -5.08% 0.39% 3.60% 0.88% 1.64% 1.13% 2020 2021 2022

30 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% -2.25% 0.89% 4.00% • 16th largest city in the U.S. by population 4 • Long-term demand fundamentals are favorable with outsized population growth projected in the key age group of 20-34 5 • Job growth driven by an economic shift away from a manufacturing economy toward a service economy • Major employers include: Our Markets | Charlotte (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) 2020 Census Data (5) Fannie Mae Multifamily Metro Outlook 2021 Q3 Charlotte represents 1.7% of IRT’s NOI, portfolio-wide (3) Fountains Southend Charlotte, NC Vesta City Park Charlotte, NC 20222021 2020 1.47% 2.69% 1.31% 2020 2021 2022 5.53% 10.81% 4.52% 2020 2021 2022

31 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • 14th largest city in the U.S. by population 4 • Strong accessibility to major highway I-270 • Near thriving employment hubs such as Rickenbacker International airport • Class B communities insulated from new Class A construction • Major employers, and companies with headquarter-presence include: Our Markets | Columbus(1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) 2020 Census Data Columbus represents 6.1% of IRT’s NOI, portfolio-wide (3) Bennington Pond Apartments Groveport, OH Schirm Farms Canal Winchester, OH 2022 20212020 -4.05% -1.31% 3.27% 0.54% 1.11% 0.91% 2020 2021 2022 3.15% 6.32% 2.14% 2020 2021 2022

32 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • 9th largest city in the U.S. by population 4 • The Dallas MSA has had the largest population growth within the past 10 years 5 • Dallas accounts for nearly 8% of all financial service jobs in the Southwest region. 6 • Major employers include: Our Markets | Dallas (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) 2020 Census Data (5) Freddie Mac Report as of January 2021 (6) Fannie Mae Multifamily Metro Outlook 2021 Q3 Dallas represents 12.0% of IRT’s NOI, portfolio-wide (3) Avenues at Craig Ranch Dallas, TX Vue at Knoll Trail Dallas, TX 20222021 2020 1.43% 2.73% 1.18% 2020 2021 2022 3.55% 7.21% 2.64% 2020 2021 2022 -3.26% 2.91% 2.75%

33 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • Population growth in the metro area is expected to exceed 5.5% over the next five years4 • The MSA had the 10th largest population increases from 2010-20195 • Major employers include: Our Markets | Denver (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Denver represents 8.0% of IRT’s NOI, portfolio-wide (3) Belmar Villas Lakewood, CO Bristol Village Aurora, CO 2022 20212020 -5.52% -0.59% 3.36% 0.62% 0.85% 0.96% 2020 2021 2022 3.05% 6.86% 4.07% 2020 2021 2022

34 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • Job growth is expected to be 2.7% annually through 2025, compared to 1.7% nationally. 4 • Houston sits at #2 for the Top ten MSAs by population growth (2010-2019). 5 • Major employers include: Our Markets | Houston (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 (5) Freddie Mac Report as of January 2021 Houston represents 4.3% of IRT’s NOI, portfolio-wide (3) Villas at Huffmeister Houston, TX Carrington Place Houston, TX 2022 20212020 -5.91% -1.40% 3.77% 1.10% 2.20% 1.45% 2020 2021 2022 3.64% 6.52% 2.31% 2020 2021 2022

35 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • Metro area ranked 1st in 2020 projected rent growth of the top 100 metros by population 1 • Major employers include: Our Markets | Huntsville (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI Huntsville represents 2.9% of IRT’s NOI, portfolio-wide (3) Bridgepoint Huntsville, AL Legacy at Jones Farm Huntsville, AL 20222021 2020 -0.53% 2.16% 2.47% 2.11% 3.71% 1.01% 2020 2021 2022 4.77% 11.85% 12.30% 2020 2021 2022

36 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • 15th largest city in the U.S. by population • Communities located in top school districts • Experienced outsized job growth in health care and retail trade industries • Major employers include: Our Markets | Indianapolis (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI Indianapolis represents 6.8% of IRT’s NOI, portfolio-wide (3) Bayview Club Apartments Indianapolis, IN Reveal on Cumberland Indianapolis, IN 20222021 2020 -3.49% 0.46% 2.80% 0.77% 1.34% 0.31% 2020 2021 2022 2.06% 3.67% 1.31% 2020 2021 2022

37 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% -4.37% -1.48% 2.28% • Located within 5 min. of major highways • Benefiting from the proximity to growing industrial footprint • Each community is in a top school district in the market • Burgeoning tourism hub • Major employers include: Our Markets | Louisville (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI Louisville represents 3.4% of IRT’s NOI, portfolio-wide (3) Prospect Park Apartment Homes Louisville, KY Meadows Apartment Homes Louisville, KY 2022 20212020 0.13% 0.18% 0.29% 2020 2021 2022 3.20% 6.25% 0.55% 2020 2021 2022

38 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% -2.95% -0.47% 3.00% • Memphis has all the amenities of a large city with a cost of living more than 20% below the national average. 4 • Tennessee is one of the lowest-taxed states per capita in the nation. 4 • Major employers include: Our Markets | Memphis (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) Greater Memphis Chamber of Commerce Memphis represents 4.1% of IRT’s NOI, portfolio-wide (3) Walnut Hill Memphis, TN Stonebridge Crossing Memphis, TN 2022 20212020 -0.01% -0.03% 0.14% 2022 20212020 0.30% 1.93% 0.91% 2020 2021 2022

39 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • Metro area job growth expected to outpace the national rate through 2025 4 • Oracle plans to expand in the market. Adding 8,500 jobs and will invest $1.2 billion in the new project. • Major employers include: Our Markets | Nashville (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Nashville represents 4.3% of IRT’s NOI, portfolio-wide (3) Landings of Brentwood Brentwood, TN Stoneridge Farms Smyrna, TN 20222021 2020 -2.77% 2.44% 3.63% 1.32% 2.23% 1.07% 2020 2021 2022 5.36% 10.19% 7.64% 2020 2021 2022

40 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • The metro’s population grew 0.5% this year, which was above the 0.2% national average 4 • Actively executing the redevelopment of its downtown area 4 • Located within 5 min. of major highways and retail • Major employers include: Our Markets | Oklahoma City (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Oklahoma City represents 4.9% of IRT’s NOI, portfolio-wide (3) Windrush Oklahoma City, OK Augusta Oklahoma City, OK 2022 20212020 -4.53% -2.12% 3.57% 1.00% 1.80% 0.28% 2020 2021 2022 0.52% 2.35% 1.08% 2020 2021 2022

41 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% -9.40% -1.27% 5.36% • Established tourism hub • Centrally located in FL, easily accessible to drive to and from close markets • Job growth is expected to be at 3.4% annually through 2025, compared to 1.7% nationally (4) • Major employers include: Our Markets | Orlando (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI (4) Fannie Mae Multifamily Metro Outlook 2021 Q3 Orlando represents 0.9% of IRT’s NOI, portfolio-wide (3) Millenia 700 Orlando, FL 2022 20212020 0.98% 1.65% 1.47% 2020 2021 2022 4.73% 9.70% 4.46% 2020 2021 2022

42 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% -1.85% 2.76% 3.44% • Communities located within 5 min. of major throughways • Easy access to local retail centers • Concentration around Research Triangle Park • Many companies have a strong presence in the area, including: Our Markets | Raleigh – Durham (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI Raleigh-Durham represents 5.0% of IRT’s NOI, portfolio-wide (3) Creekstone at RTP Durham, NC Waterstone at Brier Creek Raleigh, NC 20222021 2020 1.63% 3.05% 1.04% 2020 2021 2022 4.56% 6.06% 4.96% 2020 2021 2022

43 Community Map Differentiators Job Growth Population Growth Supply Growth 2 2022 Job Growth: National Average 3.05% Gateway Markets 5.40% 2022 Population Growth: National Average 0.29% Gateway Markets 0.95% • $3 billion Water Street mixed-use investment backed by Jeff Vinik and Bill Gates is underway downtown • Major employers in the area include: • Major companies have committed to a major presence in the market such as: Our Markets | Tampa (1) Footnotes: (1) CoStar 2022 Q2 Data Release (2) New units estimated to be delivered as a percentage of total supply (3) For 2022 Budgeted NOI Tampa represents 3.3% of IRT’s NOI, portfolio-wide (3) Lucerne Tampa, FL Vantage on Hillsborough Tampa, FL 20222021 2020 -3.00% 2.09% 2.19% 1.13% 2.17% 0.66% 2020 2021 2022 3.27% 7.16% 4.71% 2020 2021 2022

44 IRT Resident Demographics at a Glance (1) All notations throughout this presentation appear as “End Notes” on pages 45-46. 47% 53% Gender Breakdown 75% 25% Marital Status 33 Average Resident Age Young, growing resident population benefiting from amenity-rich communities without overextending on rent Residents make up a diverse job pool Top Industries of Residents Include: 1. Medical Services 2. Professional 3. Services 4. Sales 5. Technology Male Female Single Married Residents make up a diverse job pool Residents migrating to our communities: Average Rent to Income of Our Newest Residents (2) 20% 23% are from out-of-state 27% of those from out-of-state are from either the West Coast, IL or the Northeast

45 End Notes Slide 2 (1) For the total portfolio as of June 30, 2022 or for 2Q 2022, as applicable. (2) Communities and units as of June 30, 2022. (3) IRT also has a corporate office in Irvine, CA. (4) As of market close on June 30, 2022. (5) Represents year-over-year change, comparing six months ended June 30, 2022 IRT same store results to six months ended June 30, 2021. NOI is a non-GAAP financial measure. See slides 47-49 for definitions and reconciliations. (6) Represents average effective rent and average occupancy for the IRT same store portfolio for the six months ended June 30, 2022. (7) Return on investment or ROI throughout this presentation is calculated as rent premium per unit per month, multiplied by 12 months, dividend by interior renovation costs or total renovation costs, as applicable. (8) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual full year 2022 CFFO could vary significantly from the projections presented. Slide 5 (1) Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months. (2) Average occupancy and lease-over-lease rent growth for 3Q22 to date is through August 31, 2022 Slide 6 (1) This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2022 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below. (2) Per share guidance is based on 228.0 million weighted average shares and units outstanding. (3) Depreciation and amortization includes $53.3 million ($0.23 per share) of amortization related to STAR in-place lease intangibles that are a result of GAAP purchase accounting. These intangibles are expected to be amortized over less than one year. (4) Gains on sale of real estate assets include the four asset sales that occurred during the first quarter of 2022 and the two properties identified as held for sale as of June 30, 2022. (5) This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements”. (6) Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO. (7) We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements”. Slide 8 (1) Portfolio Summary as of June 30, 2022, NOI for 2Q 2022 and total communities as of June 30, 2022. (2) Includes communities located in Denver, Fort Collins, Colorado Springs and Loveland, CO. (3) Includes communities located in Louisville and Lexington, KY. Slide 9 (1) Gateway Markets represent an arithmetic average of New York, Washington DC, San Francisco and Los Angeles. (2) IRT weighted averages are based on unit count as of June 30, 2022.

46 End Notes (continued) Slide 11 (1) Gateway markets represent an arithmetic mean of New York, Washington DC, San Francisco, and Los Angeles. (2) Proforma IRT weighted averages are based on the 120 properties / 35,594 units owned by IRT as of June 30, 2022 and excludes two development assets. Slide 14 (1) Calculated as incremental NOI, divided by a 4.5% cap rate, net of capital investment. Incremental NOI of $11.8 million calculated as total costs-to-date of $54.3 million multiplied by ROI of 21.7%. (2) Value add pipeline data is as of June 30, 2022. These projections constitute forward-looking information. See “Forward-Looking Statements”. (3) Illustrative estimated cost / unit ranging from $12,500 to $13,500. (4) Illustrative 21.7% annual ROI based on IRT’s historical returns. (5) Calculated as incremental NOI, divided by 4.5% cap rate net of capital invested. Slide 21 (1) Market data as of June 30, 2022. (2) Debt maturity schedule reflects the maturities of our debt instruments after the impact of the Restated Credit Agreement that we entered into on July 25, 2022, which provided a new $400 million term loan with a maturity date of January 28, 2028, the proceeds of which were used to repay and retire our existing $200 million and $100 million term loans that had maturity dates of in 2024 and paydown our revolver. Slide 25 (1) IPO date of August 13, 2013. Slide 28 (1) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. (2) Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects. (3) Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit. (4) Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit. (5) Renovation projects at Invitational, Jefferson at the Perimeter, and the Hilliard Grand commenced during early Q3 2022. Renovation projects at Fox Trails, Canyon Resort, The Pointe at Vista Ridge, Landings of Brentwood, and Park Valley are expected to commence during the second half of 2022. (6) We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units. (7) Includes Meadows that was classified as held for sale as of June 30, 2022 and Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside). Slide 44 (1) Data as of June 30, 2022. (2) Data as of the last 90 days ending June 30, 2022.

47 Definitions and Non-GAAP Financial Measure Reconciliations This presentation may contain non-U.S. generally accepted accounting principals (“GAAP”) financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this document and/or IRT’s reports filed or furnished with the SECavailable at IRT’s website www.IRTLIVING.com under Investor Relations. IRT’s other SEC filings are also available through this website. Average Effective Monthly Rent per Unit Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. IRT believes average effective rent per unit is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month. Same-Store Average Occupancy Same-store average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period. EBITDA and Adjusted EBITDA EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. EBITDA and Adjusted EBITDA are each non-GAAP measures. IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or nonoperating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs. Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”) We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs. We updated our definition of CFFO during Q1 2021 to the definition described below. All prior periods have been adjusted to conform to the current CFFO definition. CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO. Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

48 Definitions and Non-GAAP Financial Measure Reconciliations Net Operating Income We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. We use NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance. Same Store Properties and Same Store Portfolio We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio. We may also refer to the Same Store Portfolio as the IRT Same Store Portfolio. Total Gross Assets Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands). Interest Coverage is a ratio computed by dividing Adjusted EBITDA by interest expense Net Debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt (Dollars in thousands). We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

49 Definitions and Non-GAAP Financial Measure Reconciliations June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 June 30, 2021 Reconciliation of same-store net operating income to net income (loss) Same-store net operating income 90,735$ 89,169$ 87,014$ 84,806$ 79,315$ Non same-store net operating income 4,932 4,925 7,923 7,054 5,179 Pre-Merger STAR Portfolio NOI - - (45,086) (54,433) (49,506) Other revenue 120 385 113 188 158 Other income (expense), net (577) 380 - - - Property management expenses (6,139) (5,556) (3,221) (2,199) (2,176) General and administrative expenses (6,968) (7,928) (4,442) (3,985) (4,241) Depreciation and amortization expense (72,793) (78,174) (26,210) (17,384) (16,763) Casualty gains (losses), net 5,592 1,393 - - - Interest expense (20,994) (20,531) (10,757) (8,700) (8,559) Gain on sale (loss on impairment) of real estate assets, net — 94,712 76,179 11,492 — Gain (loss) on extinguishment of debt — — (10,261) — — Merger and integration costs (1,307) (1,895) (41,787) (5,276) — Net income (loss) $ (7,399) $ 76,880 $ 29,465 $ 11,564 $ 3,407 (a) Same store portfolio includes 113 properties, which represent 33,804 units. For the Three-Months Ended (a) Independence Realty Trust Inc. Reconciliation of Same-Store Net Operating Income to Net Income (loss) (Dollars in thousands)

50 Forward-Looking Statement This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward- looking statements are based upon the current beliefs and expectations of our management and are inherently subject to signif icant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2021 and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward- looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.